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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 28, 2003
                Date of Report (Date of earliest event reported)



                                   CD&L, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                         0-26954                22-3350958
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)



80 Wesley Street, South Hackensack, New Jersey                          07606
(Address of principal executive offices)                              (Zip Code)


(Registrant's telephone number, including area code)              (201) 487-7740

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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ITEM 5.  Other Events.

         Pursuant to an Asset and Stock Purchase Agreement dated as of February 16, 1999, certain related entities controlled by Richard Gold (collectively "Gold") sold its small package delivery business to CD&L, Inc. ("CDL" or the "Corporation"). As part of the Asset Agreement, CDL was indebted to a Gold family trust on a note with a remaining principal balance of approximately $1,000,000 as of February 28, 2003 (the "CDL/Gold Note"). Monthly payments under the CDL/Gold Note were stopped after the August 2002 payment. As part of the February 28, 2003 agreements discussed below, the September 2002 payment was made and all accrued interest due through February 28, 2003 was settled for $11,000.

         On March 30, 2001, pursuant to an Asset Purchase Agreement dated as of March 7, 2001, Sureway Worldwide, LLC ("Sureway"), a wholly-owned subsidiary of Global Delivery Systems, LLC ("Global"), purchased certain assets from a subsidiary of CDL. As part of the payment price for such assets, Sureway issued to CDL a promissory note in the original principal amount of $2,500,000 guaranteed by Global (the "Sureway Note"). Such note and the guaranty were subordinated to Sureway's and Global's obligations to its secured lender. No payments had been made to CDL on the Sureway Note since issuance. CDL wrote-off the entire amount of the Sureway Note on December 31, 2001 based on management's determination that the note would not be collected.


         On February 28, 2003, CDL completed a series of related transactions with GMV Express, Inc. ("GMV"), Richard Gold (a principal of GMV) and his affiliates, and Global and its subsidiary, Sureway. The net effect of the transactions with Global, Sureway, GMV and Gold are that CDL assigned the Sureway Note receivable to GMV in exchange for a release on the CDL/Gold Note payable, so that CDL now is relieved of its $1,000,000 liability to the Gold family trust, but has no further rights in the Sureway Note.

         In addition, CDL received payments from Sureway and Global of approximately $117,000 ($72,000 in settlement of disputed claims and $45,000 for other amounts due CDL) and provided Gold with a release covering claims of breach of certain non-competition agreements.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated: March 4, 2003                             CD&L, INC.
                                                 (Registrant)



                                                 By: \s\ Russell J. Reardon
                                                     ----------------------
                                                      Russell J. Reardon
                                                      Vice President and
                                                      Chief Financial Officer